UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials.

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Additional Information About The Annual Stockholders Meeting To Be Held on Wednesday, June 3, 2020

On May 20, 2020, Arbor Realty Trust, Inc. (the “Company”) issued the following press release to change the format of its 2020 Annual Stockholders Meeting (“2020 Annual Meeting”) to a virtual-only meeting. The 2020 Annual Meeting will still be held on Wednesday, June 3, 2020 at 11a.m. Eastern Time, the same date and time originally scheduled. The following press release supplements the Company’s Proxy Statement filed and furnished to its stockholders on or about April 14, 2020 (“Proxy Statement”).

This Supplement should be read in conjunction with the Proxy Statement

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Arbor Realty Trust to Hold Virtual Annual Stockholders Meeting

Uniondale, NY, May 20, 2020 -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced that, due to the public health and safety concerns related to the COVID-19 pandemic and recommendations and orders from federal and state authorities, the location of its annual meeting has been changed to a virtual-only format. There is no change to the items of business to be addressed at the meeting, which are described in the original proxy materials previously distributed on or about April 14, 2020.

The virtual annual meeting will be held on Wednesday, June 3, 2020 at 11 a.m., Eastern Time (“ET”), the same date and time as originally scheduled and communicated. Online access to the virtual annual meeting will begin at 10:45 a.m. ET. The virtual annual meeting will be presented in audio-only format and stockholders will not be able to attend the annual meeting in person.

Only shareholders of record and beneficial owners (who have registered as described below) as of April 6, 2020 will be allowed to vote and ask questions during the virtual annual meeting. Guests may access the virtual annual meeting in listen-only mode by visiting the virtual meeting site provided below, but will not be able to vote or submit questions during the meeting.

Instructions to Attend the Virtual Annual Meeting

Record Holders: If you were a stockholder of record as of April 6, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company ("AST")), you can attend the virtual annual meeting by accessing https://web.lumiagm.com/286720334 and selecting the button "I have a Control Number." You will then be directed to a screen where you will enter: (i) the 11-digit control number on the proxy card previously sent to you by AST; and (ii) the meeting password "arbor2020". Please note the meeting password is case sensitive. Once you have completed these steps, select the "login" button, which will take you to the virtual annual meeting page where you can vote, submit written questions and listen to the meeting (referred to in this release as the "Meeting Page"). If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at (877) 773-6772.

Beneficial Owners: If you were a beneficial owner as of April 6, 2020 (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the virtual annual meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the virtual annual meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual annual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., ET, on May 27, 2020. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and shareholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the virtual annual meeting.

Attending as a Guest: If you are a record holder or beneficial owner and would like to enter the virtual annual meeting as a guest in listen-only mode, go to https://web.lumiagm.com/286720334 and select the button "I am a guest." Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Record holders and beneficial owners should call AST at (877) 773-6772 with any questions about attending the virtual annual meeting. If you encounter any difficulty accessing the virtual annual meeting, please visit https://go.lumiglobal.com/faq for assistance.

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Asking Questions

If you are attending the virtual annual meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can ask questions by clicking the messaging icon on the right side of the toolbar appearing at the top of the Meeting Page and then typing and submitting your question.

Voting Shares

If you are attending the virtual annual meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can vote during the meeting by clicking the link "Proxy Voting Site" on the Meeting Page and following the prompts.

Whether you plan to attend the virtual annual meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.

The proxy materials previously distributed, including the proxy card sent to record holders and the notice regarding the availability of proxy materials sent to beneficial owners, will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the virtual annual meeting.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com	Media: Bonnie Habyan Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

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